EXHIBIT 99.(a)(2)
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                 RESOURCES ACCRUED MORTGAGE INVESTORS 2, L.P.
                             LETTER OF TRANSMITTAL
                 --------------------------------------------


         THE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME,
          ON MARCH 15, 2001 (THE "EXPIRATION DATE") UNLESS EXTENDED.






(Please indicate changes or corrections to the name, address and Tax Identification Number printed above.)

===========================================================================

      To participate in the Offer, a duly executed copy of this Letter of Transmittal and any other documents required by this Letter of Transmittal must be received by the Purchaser (as defined below) on or prior to the Expiration Date. Delivery of this Letter of Transmittal or any other required documents to an address other than as set forth below does not constitute valid delivery. The method of delivery of all documents is at the election and risk of the tendering Limited Partner. Please use the pre-addressed, postage paid envelope provided.

      This Letter of Transmittal is to be completed by limited partners (the "Limited Partners") of Resources Accrued Mortgage Investors 2, L.P. (the "Partnership") pursuant to the procedures set forth in the Offer to Purchase (as defined below). Capitalized terms used herein and not defined herein have the meanings ascribed to such terms in the Offer to Purchase, dated February 9, 2001 (the "Offer to Purchase"), made by Western Real Estate Investments, LLC, a Delaware limited liability company (the "Purchaser").

              PLEASE READ CAREFULLY THE ACCOMPANYING INSTRUCTIONS

                   ----------------------------------------

   IF YOU HAVE THE CERTIFICATE ORIGINALLY ISSUED TO REPRESENT YOUR UNITS IN
         THE PARTNERSHIP, PLEASE SEND IT TO THE INFORMATION AGENT WITH
                          THIS LETTER OF TRANSMITTAL

                   ----------------------------------------

       FOR INFORMATION OR ASSISTANCE IN CONNECTION WITH THE OFFER OR THE
          COMPLETION OF THIS LETTER OF TRANSMITTAL, PLEASE CONTACT US
                               AT (800) 420-7065



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TO:   WESTERN REAL ESTATE INVESTMENTS, LLC

      The undersigned hereby tenders all of its units of limited partnership interest in the Partnership as set forth above (the "Units") to Western Real Estate Investments, LLC, a Delaware limited liability company (the "Purchaser") for $97 cash per Unit, less any distributions made by the Partnership prior to the date of payment, upon the terms and subject to the conditions set forth in the Offer to Purchase, receipt of which is hereby acknowledged, and this Letter of Transmittal (the "Letter of Transmittal", which, together with the Offer to Purchase and any supplements, modifications or amendments thereto, constitute the "Offer").

      The undersigned recognizes that, under the circumstances described in the Offer to Purchase, the Purchaser will accept Units for payment on a pro rata basis (with adjustments to avoid purchases of certain fractional Units) based upon the number of Units tendered prior to or on the Expiration Date and not withdrawn.

      Subject to and effective upon acceptance for payment of any Units tendered hereby in accordance with the terms of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Purchaser all right, title and interest in and to such Units purchased and requests, authorizes and directs the Managing General Partner to substitute the Purchaser as a limited partner of the Partnership in place of the undersigned with respect to such Units. The undersigned hereby irrevocably constitutes and appoints the Purchaser as the Limited Partner's proxy and true and lawful agent and attorney-in-fact of the undersigned with respect to such Units, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to deliver such Units and transfer ownership thereof on the Partnership books maintained by the Managing General Partner, together with all accompanying evidences of transfer and authenticity, to or upon the order of the Purchaser and upon payment of the purchase price payable by the Purchaser in accordance with the terms of the Offer to Purchase in respect of such Units (the "Purchase Price"), to receive all benefits and otherwise exercise all rights of beneficial ownership of such Units, including, without limitation, all voting rights and the right to receive distributions from the Partnership, all in accordance with the Offer. Subject to and effective upon the purchase of any Units tendered hereby, the undersigned hereby requests that the Purchaser be admitted as a "substitute Limited Partner" under the terms of the Partnership Agreement of the Partnership. Upon the purchase of such Units pursuant to the Offer, all prior proxies and consents given by the undersigned with respect thereto will be revoked and no subsequent proxies or consents may be given (and if given will not be deemed effective).

      The undersigned hereby represents and warrants that the undersigned owns the Units tendered hereby within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and has full power and authority to validly tender, sell, assign and transfer the Units tendered hereby, and that when any such Units are accepted for payment by the Purchaser, the Purchaser will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and such Units will not be subject to any adverse claim. Upon request, the undersigned will execute and deliver any additional documents deemed by the Purchaser to be necessary or desirable to complete the assignment, transfer or purchase of the Units tendered hereby.

      The undersigned understands that a valid tender of Units to the Purchaser will constitute a binding agreement upon the terms and subject to the conditions of the Offer. The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase, the Purchaser may not accept for payment any Units tendered hereby. In such event, the undersigned understands that this Letter of Transmittal will be of no force


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or effect. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, administrators, executors, successors, assigns and trustees in bankruptcy and other legal representatives of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

      The undersigned further represents and warrants that, to the extent a certificate evidencing the Units tendered hereby (the "original certificate") is not delivered by the undersigned together with this Letter of Transmittal: (i) the undersigned has not sold, transferred, conveyed, assigned, pledged, deposited or otherwise disposed of any portion of the Units; (ii) the undersigned has caused a diligent search of its records to be taken and has been unable to locate the original certificate; (iii) if the undersigned shall find or recover the original certificate evidencing the Units, it will immediately and without consideration surrender it to the Purchaser; and (iv) the undersigned shall at all times indemnify, defend and save harmless the Purchaser and the Partnership (which shall be a third party beneficiary), its successors and its assigns from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages, judgments, costs, charges, counsel fees and other expenses of every nature and character by reason of honoring or refusing to honor the original certificate when presented by or on behalf of a holder in due course or a holder appearing to or believed by the Partnership to be such, or by issuance or delivery of a replacement certificate, or the making of any payment, delivery or credit in respect of the original certificate without surrender thereof, or in respect of the replacement certificate.

      FOR INFORMATION AND ASSISTANCE WITH THE OFFER, PLEASE CALL: (800) 420-7065. For Units to be validly tendered, Limited Partners should complete and sign this Letter of Transmittal and return it in the self addressed, postage-paid envelope enclosed, or by Hand or Overnight Delivery to MMS Escrow and Transfer Agency, Inc. at the address set forth on the back cover of this Letter of Transmittal or by Facsimile to (248) 614-4536.

BEFORE SIGNING AND RETURNING THIS LETTER OF TRANSMITTAL, PLEASE REFER TO THE ACCOMPANYING INSTRUCTIONS. IF YOU ARE WITHDRAWING PREVIOUSLY TENDERED UNITS, SEE INSTRUCTION 5.

                   ----------------------------------------

                          SIGNATURE BOX (ALL OWNERS)
                  (SEE INSTRUCTIONS 1, 3 AND 4 AS NECESSARY)

      Please sign exactly as your name is printed on the front of this Letter of Transmittal. For joint owners, each owner must sign. (See Instruction 1.)

      If the undersigned is tendering less than all Units held, the number of Units tendered is set forth below. Otherwise, all Units held by the undersigned are tendered hereby. The signatory hereby certifies under penalties of perjury the statements in Box B and, if applicable, Box C.


                         X--------------------------------------------
                         (Signature)


                         X--------------------------------------------
                         (Signature)


                         Tax I.D. Number X----------------------------



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                         ------------------------------------------------
                         Name and Capacity (if other than individuals)


                         ------------------------------------------------
                         (Title)


                         Address

                         ------------------------------------------------
                         (city)                  (state)            (zip)


                         Area Code and Telephone No. (___) _________(Day) (___) _________(Evening)


                         _______ Units Being Tendered



                                     BOX A
                         Medallion Signature Guarantee
                          (Required for all Sellers)
                              (See Instruction 1)



Name and Address of Eligible Institution _________________________________

Authorized Signature ________________________    Title ___________________

Name ____________________________________    Date ________________________


__________________________________________________________________________


                                     BOX B
                              SUBSTITUTE FORM W-9
                          (See Instruction 4 - Box B)

The person signing this Letter of Transmittal hereby certifies the following to the Purchaser of the Units indicated in this Letter of Transmittal under penalties of perjury:

      (i) The Taxpayer Identification Number ("TIN") printed (or corrected) on the front of this Letter of Transmittal is the correct TIN of the Limited Partner, or if this box [ ] is checked, the Limited Partner has applied for a TIN. If the Limited Partner has applied for a TIN, a TIN has not been issued to the Limited Partner, and either: (a) the Limited Partner has mailed or delivered an application to receive a TIN to the appropriate IRS Center or Social Security Administration Office; or (b) the Limited Partner intends to mail or deliver an application in the near future (it being understood that if the Limited Partner does not provide a TIN to the Purchaser within sixty (60) days, 31% of all reportable payments made to the Limited Partner will be withheld until the TIN is provided to the Purchaser); and



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      (ii) Unless this box [ ] is checked, the Limited Partner is not subject to backup withholding either because the Limited Partner: (a) is exempt from backup withholding; (b) has not been notified by the IRS that the Limited Partner is no longer subject to backup withholding as a result of a failure to report all interest or dividends, or (c) has been notified by the IRS that such Limited Partner is no longer subject to backup withholding.

__________________________________________________________________________



                                     BOX C
                              SUBSTITUTE FORM W-8
                              (See instruction 4)

      By checking this box [ ], the person signing this Letter of Transmittal hereby certifies under penalties of perjury that the Limited Partner is an "exempt foreign person" for purposes of the backup withholding rules under the U.S. federal income tax laws, because the Limited Partner:

            (i) is a nonresident alien individual or a foreign corporation, partnership, estate or trust;

            (ii) if an individual, has not been and plans not to be present in U.S. for a total of 183 days or more during the calendar year; and

            (iii) neither engages, nor plans to engage, in a U.S. trade or business that has effectively connected gains from transactions with a broker or barter exchange.

__________________________________________________________________________



                       The Depositary for the offer is:

                     MMS ESCROW AND TRANSFER AGENCY, INC.

      By Mail:                             By Overnight Courier or Hand:

      MMS Escrow and Transfer              MMS Escrow and Transfer
      Agency, Inc.                         Agency, Inc.
      P.O. Box 7090                        1845 Maxwell Street
      Troy, MI 48007-7090                  Suite 101
      Attn:   RAM 2                        Troy, MI 48084
                                           Attn:    RAM 2

      By Facsimile:                        For Information please call:
      (248) 614-4536                       TOLL FREE (800) 420-7065




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                                 INSTRUCTIONS
             FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1.    SIGNATURE AND DELIVERY REQUIREMENTS

     INDIVIDUAL AND JOINT OWNERS - Signature Requirements. After carefully reading and completing the Letter of Transmittal, in order to tender your Units, Limited Partner(s) must sign at the "X" in the Signature Box. The signature(s) must correspond exactly with the name printed (or corrected) on the front of the Letter of Transmittal without any change whatsoever.
NOTE: FOR UNITS HELD IN A CUSTODIAL ACCOUNT, THE BENEFICIAL OWNER SHOULD SIGN IN THE SIGNATURE BOX. If the Units are registered in the names of two or more joint holders, all such holders must sign the Letter of Transmittal.

      TRUSTEES, CORPORATION AND FIDUCIARIES - Signature Requirements. Trustees, executors, administrators, guardians, attorneys-in-fact, officers of a corporation, authorized partner of a partnership or other persons acting in a fiduciary or representative capacity must sign at the "X" in the Signature Box. Signatories should indicate their title when signing and must submit proper evidence satisfactory to the Purchaser of their authority to act.

      DELIVERY REQUIREMENTS. For Units to be validly assigned, a properly completed and duly executed copy of the Letter of Transmittal, together with any required signature guarantees in Box A, and any other documents required by the Letter of Transmittal (including the original certificate, to the extent in your possession), must be received by the Purchaser prior to or on the Expiration Date. A MEDALLION SIGNATURE GUARANTEE IS PROVIDED BY YOUR BANK OR BROKERAGE HOUSE.

      To ensure receipt of the Letter of Transmittal, it is suggested that you use overnight courier delivery or, if the Letter of Transmittal is to be delivered by U.S. Mail, you use certified or registered mail, return receipt requested. Facsimiles will be accepted subject to the receipt by the Purchaser of original documentation. All Letters of Transmittal should be addressed as follows:

By Mail or Overnight Courier:        MMS Escrow and Transfer Agency,
                                     Inc. at one of the addresses set forth
                                     on the back cover of the Letter of
                                     Transmittal

By Facsimile:                        (248) 614-4536

For Additional Information Call:     (800) 420-7065

DOCUMENTATION

Deceased Owner -                     Original Death Certificate.  If other
                                     than a Joint Tenant, see also
                                     Executor / Administrator / Guardian
                                     below.

Deceased Owner (other) -             See Executor/Administrator/Guardian
                                     (a) below.

Executor/Administrator/Guardian -    (a) Send copy of Court Appointment
                                     Documents; (b) letter of testamentary
                                     notarized within 60 days of receipt;
                                     (c) affidavit of domicile notarized;
                                     and (d) a copy of applicable provisions
                                     of Will (Title Page, Executor powers
                                     asset distributions); or (e) Estate
                                     distribution documents.



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Attorney-in-fact -                   Power of Attorney.

Corporate/Partnerships -             Resolution(s) of Board of Directors or
                                     other evidence of authority to so act.

Trust/Pension Plans -                Cover pages of the trust or plan, along
                                     with the trustee(s) section and/or
                                     amendments or resolutions of the above
                                     to prove authority to so act.

2. TRANSFER TAXES. The Purchaser will pay or cause to be paid all transfer taxes, if any, payable in respect of Units accepted for payment pursuant to the Offer.

3. U.S. PERSONS. A Limited Partner who or which is a United States citizen or resident alien individual, a domestic corporation, a domestic partnership, a domestic trust or a domestic estate (collectively, "United States persons") as those terms are defined in the Internal Revenue Code and Income Tax Regulations, should complete the following:

      BOX B - SUBSTITUTE FORM W-9. In order to avoid 31% federal income tax backup withholding, the Limited Partner must provide to the Purchaser the Limited Partner's correct Taxpayer Identification Number ("TIN") and certify, under penalties of perjury, that such Limited Partner is not subject to such backup withholding.
      The TIN that must be provided on the Substitute W-9 is that of the registered Limited Partner as printed (or corrected) on the front of the Letter of Transmittal. If a correct TIN is not provided, penalties may be imposed by the Internal Revenue Service ("IRS"), in addition to the Limited Partner being subject to backup withholding.

      Certain Limited Partners (including, among others, all corporations) are not subject to backup withholding. Backup withholding is not an additional tax. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS. NOTE: The correct TIN for an IRA account is that of the Custodian (not the individual Social Security number of the beneficial owner).

4. BOX C - FOREIGN PERSONS. In order for a Limited Partner who is a foreign person (i.e., not a United States person as defined in 3 above) to qualify as exempt from 31% backup withholding, such foreign Limited Partner must certify, under penalties of perjury, the statement in BOX B of the Letter of Transmittal attesting that foreign person's status by checking the box preceding such statement. Unless such box is checked, such foreign person will be subject to withholding tax under Section 3406 of the Code.

5. IF YOU ARE WITHDRAWING UNITS. A Limited Partner who is withdrawing Units previously tendered must complete, execute, detach and send the "Notice of Withdrawal of Previously Tendered Units" pursuant to the Instructions for Withdrawal.

6. ADDITIONAL COPIES OF OFFER TO PURCHASE AND LETTER OF TRANSMITTAL. Request for assistance or additional copies of the Offer to Purchase and the Letter of Transmittal may be obtained from us by calling
      (800) 420-7065.

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